Exhibit 5.1

                              December 23, 1996



United Waste Systems, Inc.
Four Greenwich Office Park
Greenwich, Connecticut 06830

          Re:  Registration Statement on Form S-3
               for Debt Securities, Preferred Stock,
               Common Stock and Warrants

Ladies and Gentlemen:

          We have acted as counsel to United Waste Systems, Inc., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-3, including the exhibits thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), for the registration by the Company of Debt Securities, Preferred Stock, Common Stock and Warrants having an aggregate initial offering price of up to $150,000,000. Except as otherwise defined herein, capitalized terms are used as defined in the Registration Statement.

          In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and such other documents and records as we have deemed necessary. We have assumed that (i) the issuance of any Securities, and the terms of any such issuance, will have been duly approved by the Board of Directors of the Company in accordance with applicable law, (ii) the definitive terms of any Security offered pursuant to a Prospectus Supplement will have been established in accordance with the authorizing resolutions of the Board of Directors of the Company and applicable law, (iii) the Registration Statement, and any amendments thereto, will have become effective, (iv) a Prospectus Supplement will have been filed with the Securities and Exchange Commission (the "Commission") describing the Securities offered thereby (the "Offered Securities") and (v) all Securities will be issued in compliance with applicable federal and state securities laws.

          With respect to the issuance and sale of any Debt Securities, we have assumed further that (i) an Indenture with respect to such Debt Securities will have been executed and delivered by the Company and the applicable Trustee in the form filed as an exhibit to the Registration Statement, and such Indenture will have been qualified under the Trust Indenture Act of 1939, as amended, and (ii) such Debt Securities will have been created, executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the Indenture with respect thereto.

          With respect to the issuance and sale of any series of Preferred Stock, we have assumed further that an appropriate Certificate of Designation, setting forth the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications and restrictions thereof, with respect to such series of Preferred Stock will have been duly adopted and filed with the Secretary of state of the State of Delaware in accordance with applicable law.

          With respect to the issuance and sale of any Warrants, we have assumed further that (i) such Warrants will have been duly and validly authorized, created, executed and delivered by the Company and duly executed by any Warrant agent appointed by the Company, and (ii) such Warrants will have been issued and delivered by the company against receipt of the consideration therefor approved by the Company.

          With respect to the issuance and sale of any Common Stock, we have assumed further that such Common Stock will have been duly authorized and reserved for issuance and certificates evidencing the same will have been duly executed and delivered, against receipt of the consideration approved by the Company which will be no less than the par value thereof.

          With respect to any Securities issuable upon conversion, exchange or exercise of any Security being offered, we have assumed that such Securities will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

          Based upon the foregoing, we are of the opinion that
(i) any Offered Securities will constitute legal, valid and binding obligations of the Company and will be, in the case of Debt Securities, entitled to the benefits provided by the applicable Indenture, all subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general equitable principles, and (ii) any Offered Securities consisting of Preferred Stock or Common Stock will be duly authorized and validly issued, fully paid and non-assessable.

          The foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of
Delaware and the federal laws of the United States of America.

          We consent to the filing of this opinion as an exhibit to the Registration statement and to the use of our name under the caption "Validity of Securities." In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act.



                              Very truly yours,

                              Ehrenreich & Krause